Exhibit 10.14
EXECUTION COPY
     This CONSULTING AGREEMENT, dated as of June 1, 2007 (this “Agreement”), is entered into by and among US Power Generating Company, a Delaware corporation (the “Company”), and K Road BG Management, LLC, a Delaware limited liability company (“Manager”).
W I T N E S S E T H:
     WHEREAS, concurrently with the execution and delivery of this Agreement,
     (i) the Company is acquiring, pursuant to the Merger Agreement, dated as of February 28, 2007 (the “Merger Agreement”), among the Company, EBG Holdings LLC, a Delaware limited liability company (“EBG LLC”), EBG Merger LLC, Astoria Merger LLC, Astoria Generating Company Holdings, LLC (“Astoria”), ownership of all of the equity interests in Astoria and EBG LLC, as the surviving entities of certain merger transactions provided for in the Merger Agreement, (ii) all management agreements and any related fee letters entered into between the Manager and EBG LLC or any subsidiary of EBG LLC are being terminated, and (iii) the Company, its stockholders and certain other parties thereto are executing and delivering an Investor Rights Agreement, dated as of the date hereof (the “Investor Rights Agreement”);
     WHEREAS, pursuant to the Investor Rights Agreement and subject to the terms and conditions thereof, certain of the stockholders of the Company party thereto have been granted the right to cause the Company to effect one or more underwritten public offerings of capital stock of the Company owned by such stockholders (each, a “Secondary Offering”);
     WHEREAS, consistent with the Investor Rights Agreement, the Company intends to effect an underwritten initial public offering of its capital stock (whether as a Secondary Offering or as a primary offering of shares of the Company for its own account, or any combination thereof), pursuant to a registration statement in effect under the Securities Act of 1933, as amended (the “Act”), led by at least one underwriter of nationally recognized standing (an “Initial Public Offering”); and
     WHEREAS, the Company desires that it and its subsidiaries (collectively, the “Company Group”) receive advisory services from Manager in connection with an Initial Public Offering, and Manager desires to provide such services to the members of the Company Group, in each case on the terms and subject to the conditions herein set forth.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Engagement. The Company hereby engages Manager (on behalf of itself and the other members of the Company Group) as a consultant, and Manager hereby agrees to provide Consulting Services (as defined below) to the Company and the other members of the Company Group on the terms and subject to the conditions set forth below.
          2. Scope of Consulting Services. Manager hereby agrees to provide the members of the Company Group with such advisory services in connection with an Initial Public Offering by the Company, as may reasonably be requested from time to time by the IPO Committee of the board of directors of the Company (collectively, the “Consulting Services”), including such assistance as may be so requested (a) developing and implementing strategy and planning with respect to the execution of an Initial Public Offering, (b) selecting and working with underwriters and counsel in connection with an Initial Public Offering and (c) preparing a registration statement for purposes of registering the capital stock of the Company in connection with an Initial Public Offering.
          3. Compensation; Reimbursement of Expenses.
               (a) Compensation for Consulting Services. As compensation for the Consulting Services, the Company shall pay (or shall cause one or more of its subsidiaries to pay) Manager, on behalf of the Company Group, a one-time fee in the amount equal to one percent (1.0%) of the aggregate gross proceeds of an Initial Public Offering (including the proceeds of any shares sold pursuant to the underwriters’ option to purchase additional shares in connection with such offering), prior to any underwriting discounts, provided that in no event shall such fee be less than $3,000,000 (the “Consulting Fee”). Such Consulting Fee shall be payable by the Company promptly upon the payment of such proceeds to the Company or any selling stockholders, as the case may be. If, prior to an Initial Public Offering by the Company, any subsidiary of the Company should effect an Initial Public Offering of its capital stock, the Consulting Fee shall be due and payable in accordance with this Section 3(a) in the same manner and amount as would have applied in the event such Initial Public Offering had been consummated by the Company. The Consulting Fee shall be payable as provided in this Section 3(a) whether or not the Company requests that Manager provide Consulting Services pursuant to Section 2.
               (b) Reimbursement of Expenses. The Company shall reimburse Manager, or shall cause one or more of its subsidiaries to reimburse Manager, on behalf of itself and the other members of the Company Group, for such reasonable out-of-pocket expenses (“Expenses”) as may be incurred by Manager and its subsidiaries and Affiliates and its and their respective employees and agents in the course or on account of rendering any services requested to be performed by Manager under this Agreement, including any applicable fees and expenses of any legal, accounting or other professional advisors to Manager and its subsidiaries and Affiliates; provided that in no event shall Expenses exceed $50,000 without the prior written consent of the Company. For purposes of this Agreement, “Affiliate” shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with, such person or entity. Manager may submit monthly statements of Expenses, together with reasonable back-up therefor, to the Company or any other such member of the

Company Group, which statements shall be payable within thirty days after receipt thereof.
          4. Continuing Obligation. Upon any conversion, consolidation or merger of the Company, or any conveyance, transfer or lease of all or substantially all of the assets of the Company, the entity formed by such conversion or consolidation, or into which the Company is merged or to which such conveyance, transfer or lease is made (each, a “Successor Entity”), shall succeed to and be substituted for the Company, as applicable, under this Agreement with the same effect as if the Successor Entity had been a party hereto. No such conversion, consolidation, merger, conveyance, transfer or lease shall have the effect of terminating this Agreement or of releasing the Company or any Successor Entity from its obligations hereunder.
          5. Information. The Company will, and will cause each member of the Company Group to, use its reasonable best efforts to furnish, or to cause their respective subsidiaries and agents to furnish, Manager with such information (the “Information”) as Manager reasonably believes appropriate to its engagement hereunder; provided that Manager hereby agrees to keep all non-public Information confidential and not to use such non-public Information for any purpose other than the Consulting Services. The Company acknowledges and agrees that (a) Manager will rely on the Information and on information available from generally recognized public sources in performing the Consulting Services and (b) Manager does not assume responsibility for the accuracy or completeness of the Information and such other information.
          6. Independent Contractor Status. The parties acknowledge and agree that Manager shall perform the Consulting Services as an independent contractor, retaining control over and responsibility for its own operations and personnel and those of its subsidiaries and that Manager shall be solely responsible for the payment of all income taxes arising from the payment of the Consulting Fee and shall indemnify and hold harmless the Company Group for any failure to pay such income taxes. The Company further acknowledges and agrees that Manager may, in its sole discretion, remove or substitute any of the members of, or add members to, the team of professional employees of Manager and its subsidiaries and Affiliates that will be providing services pursuant to this Agreement, and that any such removal, substitution or addition shall not in any way modify or affect any of the obligations of the Company hereunder, including, without limitation, its obligation to pay the any fee or reimburse any Expenses. None of Manager and its subsidiaries and Affiliates and its and their respective employees and agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of any member of the Company Group, nor shall any of them have authority hereunder to contract in the name of or bind any member of the Company Group, except as expressly agreed to in writing by such member of the Company Group. Any duties of Manager arising out of its engagement to perform services hereunder shall be owed solely to the members of the Company Group.

          7. Indemnification; Limitation on Liability. (a) The Company hereby agrees that (i) it shall, and shall cause the other members of the Company Group to, indemnify, defend and hold harmless Manager, their respective Affiliates, successors and assigns and each of the respective directors, officers, partners, consultants, members, stockholders, employees, agents, advisors, representatives and controlling persons (within the meaning of the Act) and their respective successors and assigns (collectively, “Indemnitees”) from and against any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including, without limitation, interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) (collectively, the “Obligations”), whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Consulting Services, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or willful misconduct of an Indemnitee, (ii) no Indemnitee shall have any liability of any kind whatsoever (whether direct or indirect, in contract or tort or otherwise) to the Company or any member of the Company Group or their respective security holders or creditors with respect to any Obligation in any way resulting from, arising out of or in connection with, based upon or relating to, the performance of the Consulting Services, except to the extent that any such Obligation is found in a final judgment by a court having jurisdiction to have resulted from the gross negligence or willful misconduct of an Indemnitee, and (iii) the rights of each Indemnitee to be indemnified under this Agreement are independent of and in addition to any rights of such Indemnitee under any other agreement, document, certificate or instrument or applicable law.
               (b) The Company shall, or shall cause another member of the Company Group to, advance costs and expenses, including attorneys’ fees, incurred by Manager (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any claim relating to any Obligation in advance of the final disposition of such claim within 30 days of receipt from Manager of (i) a notice setting forth the amount of such costs and expenses (a “Payment Notice”) and (ii) an undertaking by or on behalf of Manager or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that Manager or such Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. Manager may submit Payment Notices to the Company monthly.
               (c) If for any reason the indemnity specifically provided for in this Section 7 is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Company, shall, or shall cause the other members of the Company Group to, contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect the relative benefit of each member of the Company Group and its stockholders, on the one hand, and such Indemnitee, on the other, in connection with any Initial Public Offering or, if no Initial Public

Offering is consummated, the state of facts giving rise to such Obligation, and, if required by applicable law, any other relevant equitable considerations.
          8. Entire Agreement; No Representations or Warranties. This Agreement (a) contains the complete and entire understanding and agreement between Manager and the Company with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof. The parties acknowledges and agree that the other party makes no representations or warranties in connection with this Agreement, including in the case of the Manager, in connection with its provision of the Consulting Services. The Company agrees that any acknowledgment or agreement made by the Company in this Agreement is made on behalf of itself and the other members of the Company Group.
          9. Counterparts; Amendments and Waivers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. This Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing duly executed by the parties hereto.
          10. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns; provided, that (a) neither this Agreement nor any right, interest or obligation hereunder may be assigned by either party, whether by operation of law or otherwise, without the express written consent of the other party hereto and (b) any assignment by Manager of its rights but not the obligations under this Agreement to any entity directly or indirectly controlling, controlled by or under common control with Manager shall be expressly permitted hereunder and shall not require the prior written consent of the Company. This Agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this Agreement and their respective successors and assigns.
          11. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the non-exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 11.
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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

US POWER GENERATING COMPANY

By:	/s/ Mark Sudbex

Name: Mark Sudbex
Title: President & COO

K ROAD BG MANAGEMENT, LLC

By:	/s/ William Kriegel

Name: William Kriegel
Title: CEO
Signature Page to Consulting Agreement